UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2016

Shell Midstream Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-36710	46-5223743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices and zip code)

(713) 241-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
On December 28, 2016, Shell Midstream Partners, L.P. (the “Partnership”) issued a press release relating to the events described in Item 8.01 of this Current Report. The press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information provided in this Item 7.01 (including the press release furnished as Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by the Partnership pursuant to the Securities Act of 1933, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.
Item 8.01    Other Events.
On December 15, 2016, the Partnership entered into purchase agreements (the “Purchase Agreements”) with subsidiaries of BP (the “Seller”), to acquire (the “Acquisition”) a 10.0% interest in Proteus Oil Pipeline Company, LLC (“Proteus”), a 10.0% interest in Endymion Oil Pipeline Company, LLC (“Endymion”), and a 1.0% interest in Cleopatra Gas Gathering Company, LLC (“Cleopatra”). Proteus and Endymion each own a crude oil pipeline located primarily in the Mississippi Canyon area of the Gulf of Mexico, and Cleopatra owns a gas gathering pipeline in the Southern Green Canyon area of the Gulf of Mexico. On December 27, 2016, the Partnership completed the Acquisition pursuant to the terms of the Purchase Agreements. The Acquisition was funded with borrowings under the Partnership’s five year revolving credit facility.
The Purchase Agreements contain customary representations, warranties and covenants of the Seller and the Partnership. The Seller, on the one hand, and the Partnership, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreements, subject to certain limitations.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Number	Description
99.1	Press Release dated December 28, 2016, issued by Shell Midstream Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By: Shell Midstream Partners GP LLC,
its general partner

By: /s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary
Date: December 28, 2016

INDEX TO EXHIBITS

Number	Description
99.1	Press Release dated December 28, 2016, issued by Shell Midstream Partners, L.P.